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                                                                  EXHIBIT (a)(4)

                           PAINEWEBBER INCORPORATED
                     725 SOUTH FIGUEROA STREET, SUITE 4100
                         LOS ANGELES, CALIFORNIA 90017

                          OFFER TO PURCHASE FOR CASH
          UP TO 4,000,000 SHARES OF COMMON STOCK OF ZERO CORPORATION
                                      BY
                               ZERO CORPORATION
                                      AND
                             ELECTRONIC SOLUTIONS,
                         A WHOLLY OWNED SUBSIDIARY OF
                               ZERO CORPORATION

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 29, 1996, UNLESS THE OFFER IS EXTENDED.

                                                               February 1, 1996

To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

  In our capacity as Dealer Manager, we are enclosing the material listed below relating to the offer of ZERO Corporation, a Delaware corporation (the "Company"), and Electronic Solutions, a Nevada corporation and a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary are collectively referred to herein as the "Purchasers" and each is sometimes referred to herein individually as a "Purchaser"), to purchase up to 4,000,000 shares of the Common Stock of the Company, par value $.01 per share (the "Shares") at prices, net to the seller in cash, without interest thereon, not greater than $18.00 nor less than $15.75 per Share, specified by tendering stockholders, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 1, 1996 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"). The Purchasers will determine a single per share price (not greater than $18.00 nor less than $15.75 per Share) that they will pay for Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into consideration the number of Shares so tendered and the prices specified by tendering stockholders. The Purchasers will select the lowest Purchase Price that will enable them to purchase 4,000,000 Shares (or such lesser number of Shares, as are validly tendered and not withdrawn at prices not greater than $18.00 nor less than $15.75 per Share) pursuant to the Offer. The Purchasers will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tenders described in the Offer to Purchase.

  The Purchase Price will be paid in cash, net to the seller, without interest thereon, with respect to all Shares purchased. Shares tendered at prices in excess of the Purchase Price, Shares not purchased because of proration and Shares that were conditionally tendered and not accepted will be returned.

  THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. The Offer is, however, subject to other conditions. See Section 7 of the Offer to Purchase.

  We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible. The Purchasers will, upon request, reimburse you for reasonable and customary handling and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.
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  For your information and for forwarding to your clients, we are enclosing the following documents:

    1. The Offer to Purchase.

    2. The Letter of Transmittal for your use and for the information of your clients.

    3. A letter to stockholders of the Company from Wilford D. Godbold, Jr., President and Chief Executive Officer of the Company.

    4. The Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date.

    5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

    7. A return envelope addressed to First Interstate Bank of California, the Depositary.

  WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 29, 1996, UNLESS THE OFFER IS EXTENDED.

  The Purchasers will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Dealer Manager). The Purchasers will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. The Purchasers will pay all stock transfer taxes applicable to their purchase of Shares pursuant to the Offer, subject to Instruction 7 of the Letter of Transmittal.

  As described in the Offer to Purchase, if more than 4,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, the Purchasers will purchase Shares in the following order of priority: (a) first, all Shares, other than Shares held in the Fund or in the Dividend Reinvestment Plan (as such terms are defined in the Offer to Purchase), validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder who owned beneficially, as of the close of business on January 31, 1996, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding any Shares held in the Fund or in the Dividend Reinvestment
Plan) and who validly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and (b) then, after purchase of all the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares (including Shares held in the Fund and in the Dividend Reinvestment Plan) validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

  NEITHER THE COMPANY, THE SUBSIDIARY, NOR THEIR RESPECTIVE BOARDS OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. THE PURCHASERS HAVE BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.
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  Any questions or requests for assistance or additional copies of the enclosed materials may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE SUBSIDIARY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.